Exhibit 99

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2022

SECOND-QUARTER OPERATING RESULTS

•	Reported net sales increased 6.2 percent year-over-year to $1.65 billion, and internal sales increased 8.3 percent.
•	Dental segment internal sales decreased 2.0 percent year-over-year and increased 9.8 percent compared to the pre-pandemic period of the second quarter of fiscal 2020.
•	Animal Health segment internal sales increased 16.2 percent year-over-year and increased 24.3 percent compared to the pre-pandemic period of the second quarter of fiscal 2020.
•	Delivered second-quarter GAAP earnings of $0.49 per diluted share and adjusted earnings[1] of $0.58 per diluted share.
•	Increased fiscal 2022 GAAP earnings guidance range to $1.69 to $1.79 per diluted share and adjusted earnings[1] guidance range to $2.00 to $2.10 per diluted share.

St. Paul, Minn. — December 1, 2021 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of $1.65 billion (see attached Sales Summary for further details) in its fiscal second quarter ended October 30, 2021, an increase of 6.2 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation, changes in product selling relationships and contributions from recent acquisitions, increased 8.3 percent over the prior year.

Reported net income attributable to Patterson Companies, Inc. for the second quarter of fiscal 2022 was $48.3 million, or $0.49 per diluted share, compared to $54.1 million, or $0.56 per diluted share, in the second quarter of fiscal 2021. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization and integration and business restructuring expenses, totaled $57.1 million for the second quarter of fiscal 2022, or $0.58 per diluted share, compared to $61.1 million in the same quarter of fiscal 2021, or $0.63 per diluted share. The year-over-year decline in reported and adjusted net income attributable to Patterson Companies, Inc. is primarily due to lower expenses in the prior year period associated with COVID-19. The year-over-year decline was partially offset by strong sales performance in the Animal Health segment during the second quarter of fiscal 2022.

“Our top and bottom line results during the second quarter and first half of fiscal 2022 reflect the strong focus and execution of our team and that our value proposition continues to resonate with our customers,” said Mark Walchirk, President and CEO of Patterson Companies. “Given our momentum and confidence in the business, we are increasing our adjusted EPS guidance range for fiscal 2022. We remain focused on leveraging the combined strength of Patterson’s team, strategy and deep value proposition to serve our customers, accelerate our growth and drive long-term value creation.”

Patterson Dental

Reported net sales in our Dental segment for the second quarter of fiscal 2022, which represented approximately 38 percent of total company sales, were $622.2 million. Internal sales decreased 2.0 percent compared to the fiscal 2021 second quarter, including a 0.8 percent decline in consumables and a 3.0 percent decline in equipment and software. Compared to the pre-pandemic period of the second quarter of fiscal 2020, internal sales increased 9.8 percent, including 16.7 percent growth in consumables and 2.3 percent growth in equipment and software.

Patterson Animal Health

Reported net sales in our Animal Health segment for the second quarter of fiscal 2022, which comprised approximately 62 percent of the company’s total sales, were $1.0 billion. Internal sales growth of 16.2 percent was driven by continued strong performance in companion animal and additional recovery in production animal and included 15.8 percent growth in consumables and 37.8 percent growth in equipment and software. Compared to the pre-pandemic period of the second quarter of fiscal 2020, internal sales increased 24.3 percent, including 23.5 percent growth in consumables and 72.6 percent growth in equipment and software.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Balance Sheet and Capital Allocation

During the first six months of fiscal 2022, Patterson Companies used $539.0 million of cash from operating activities and collected deferred purchase price receivables of $585.6 million, generating $46.6 million in cash, compared to a use of cash of $14.1 million during the first six months of fiscal 2021. Free cash flow1 (see definition below and attached free cash flow table) during the first six months of fiscal 2022 improved by $59.6 million compared to the fiscal 2021 period due to a decreased level of working capital during fiscal 2022.

In the second quarter of fiscal 2022, Patterson Companies declared a quarterly cash dividend of $0.26 per share and returned $25.3 million in cash dividends to shareholders. Through the first six months of fiscal 2022, Patterson Companies has returned $50.4 million in cash dividends to shareholders.

Year-to-Date Results

Consolidated reported net sales for the first six months of fiscal 2022 totaled $3.3 billion, a 16.6 percent year-over-year increase. Sales in the first six months of fiscal 2022 reflected an extra week of sales results in the fiscal first quarter versus the prior year. Internal sales, which are adjusted for the effects of currency translation, changes in product selling relationships, contributions from recent acquisitions and the extra week of selling results in the first quarter of fiscal 2022, increased 13.9 percent compared to the first six months of fiscal 2021. Through the first six months of fiscal 2022, Dental segment internal sales increased 10.8 percent, including 13.8 percent growth in consumables and 8.2 percent growth in equipment and software. Through the first six months of fiscal 2022, Animal Health segment internal sales increased 16.4 percent, including 15.7 percent growth in consumables and 42.7 percent growth in equipment and software.

Reported net income attributable to Patterson Companies, Inc. was $82.3 million, or $0.84 per diluted share, compared to a $78.5 million, or $0.82 per diluted share in last year’s period. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes gains on investments, inventory donation charges, deal amortization, legal reserves and integration and business restructuring expenses totaled $99.2 million, or $1.01 per diluted share, compared to adjusted net income attributable to Patterson Companies, Inc. of $92.6 million, or $0.96 per diluted share, in the year-ago period.

Fiscal 2022 Guidance

Patterson Companies today updated its fiscal 2022 earnings guidance, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings are expected to be in the range of $1.69 to $1.79 per diluted share, compared to our prior guidance of $1.64 to $1.74 per diluted share.
•	Non-GAAP adjusted earnings[1] are expected to be in the range of $2.00 to $2.10 per diluted share, compared to our prior guidance of $1.95 to $2.05 per diluted share.
•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:
-	Gains on investments of approximately $65.4 million ($0.67 per diluted share).
-	Inventory donation charges of approximately $36.9 million ($0.37 per diluted share).
-	Deal amortization expenses of approximately $29.4 million ($0.30 per diluted share).
-	Legal reserves of approximately $27.5 million ($0.28 per diluted share).
-	Integration and business restructuring expenses of approximately $3.2 million ($0.03 per diluted share).

Our guidance is for current operations as well as completed or previously announced acquisitions and does not include the impact of potential future acquisitions, dispositions or similar transactions, if any, or impairments and material restructurings beyond those previously publicly disclosed. Our guidance assumes North American and international market conditions remain consistent with current market conditions and that there are no material adverse developments associated with the pandemic.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely operating income, other income (expense), net, income before taxes, income tax expense, net income, net income attributable to Patterson Companies, Inc. and diluted earnings per share attributable to Patterson Companies, Inc., for the impact of gains on investments, inventory donation charges, deal amortization, legal reserves and integration and business restructuring expenses along with the related tax effects of these items.

The term “free cash flow” used in this release is defined as net cash used in operating activities less capital expenditures plus the collection of deferred purchase price receivables.

In addition, the term “internal sales” used in this release represents net sales adjusted to exclude the impact of foreign currency, changes in product selling relationships, contributions from recent acquisitions and the extra week of selling results in the first quarter of fiscal 2022. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of fluctuations in currency rates.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s second-quarter performance and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

Second-Quarter Conference Call and Replay

Patterson Companies’ fiscal 2022 second-quarter conference call will start at 8:30 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website. A replay of the fiscal 2022 second-quarter conference call can be heard for one week at 1-800-770-2030 and by providing the Conference ID 73285 when prompted.

About Patterson Companies Inc.

Patterson Companies Inc. (Nasdaq: PDCO) connects dental and animal health customers in North America and the U.K. to the latest products, technologies, services and innovative business solutions that enable operational and professional success. Our comprehensive portfolio, distribution network and supply chain is equaled only by our dedicated, knowledgeable people who deliver unrivalled expertise and unmatched customer service and support.

Learn more: pattersoncompanies.com

This press release contains, and our officers and representatives may from time to time make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, and the objectives and expectations of management. Forward-looking statements often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.”

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements.

Any number of factors could affect our actual results and cause such results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the following: the COVID-19 pandemic and measures taken in response thereto; our dependence on relationships with sales representatives and service technicians to retain customers and develop business; potential disruption of distribution capabilities, including service issues with third-party shippers; our dependence on suppliers to manufacture and supply substantially all of the products we sell; the risk of the products we sell becoming obsolete or containing undetected errors; adverse changes in supplier rebates; the risk that private label sales could adversely affect our relationships with suppliers; our dependence on positive perceptions of Patterson’s reputation; risks inherent in acquiring and disposing of assets or other businesses and the risks inherent in integrating acquired businesses; our ability to comply with restrictive covenants in our credit agreement; our dependence on leadership development and succession planning; the risk that our governing documents and Minnesota law may discourage takeovers and business combinations; the effects of the highly competitive and consolidating dental and animal health supply markets in which we compete; exposure to the risks of the animal production business, including changing consumer demand, the cyclical livestock market, and other factors outside our control; risks from the formation of GPOs, provider networks and buying groups that may shift purchasing decisions and place us at a competitive disadvantage; increases in over-the-counter sales and e-commerce options for companion animal products or sales of companion animal products from non-veterinarian sources; change and uncertainty in the health care industry, including the effects of health care reform; failure to comply with existing or future U.S. or foreign laws and regulations including those governing the distribution of pharmaceuticals and controlled substances; public concern over the abuse of opioid medication in the U.S.; failure to comply with health care fraud or other laws and regulations; litigation risks, including the diversion of management’s attention, the cost of defending against such actions, the possibility of damage awards or settlements, fines or penalties, or equitable remedies (including but not limited to the revocation of or non-renewal of licenses) and inherent uncertainty; failure to comply with evolving data privacy laws and regulations; tax legislation; the risks inherent in international operations, including currency fluctuations; risks associated with information systems and cyber-security attacks; disruptions from our enterprise resource planning system; and the risk of being required to record significant impairment charges if our Dental segment’s goodwill or other intangible assets become impaired.

The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in our most recent Form 10-K and information which may be contained in our other filings with the U.S. Securities and Exchange Commission, or SEC, when reviewing any forward-looking statement.

Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake any obligation to release publicly any revisions to any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT:	John M. Wright, Investor Relations
COMPANY:	Patterson Companies Inc.
TEL:	651.686.1364
EMAIL:	investor.relations@pattersoncompanies.com

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

MEDIA CONTACT:	Patterson Corporate Communications
COMPANY:	Patterson Companies Inc.
TEL:	651.905.3349
EMAIL:	corporate.communications@pattersoncompanies.com

WEB:	pattersoncompanies.com
SOURCE:	Patterson Companies Inc.

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PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 30, 2021	October 24, 2020	October 30, 2021	October 24, 2020
Net sales	$1,649,161	$1,553,168	$3,264,037	$2,799,005
Gross profit	326,435	320,368	604,237	574,184
Operating expenses	263,575	246,662	580,906	462,606

Operating income	62,860	73,706	23,331	111,578
Other income (expense):
Gains on investments	—	—	87,827	—
Other income, net	6,804	3,223	8,227	5,257
Interest expense	(5,521)	(6,381)	(10,716)	(13,072)

Income before taxes	64,143	70,548	108,669	103,763
Income tax expense	16,205	16,722	26,929	25,735

Net income	47,938	53,826	81,740	78,028
Net loss attributable to noncontrolling interests	(392)	(234)	(586)	(439)

Net income attributable to Patterson Companies, Inc.	$48,330	$54,060	$82,326	$78,467

Earnings per share attributable to Patterson Companies, Inc.:
Basic	$0.50	$0.57	$0.85	$0.82

Diluted	$0.49	$0.56	$0.84	$0.82

Weighted average shares:
Basic	97,321	95,518	97,089	95,341
Diluted	98,363	96,415	98,363	96,105
Dividends declared per common share	$0.26	$0.26	$0.52	$0.52

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 30, 2021	April 24, 2021
ASSETS
Current assets:
Cash and cash equivalents	$154,152	$143,244
Receivables, net	481,844	449,235
Inventory	830,121	736,778
Prepaid expenses and other current assets	333,314	286,672

Total current assets	1,799,431	1,615,929
Property and equipment, net	213,362	219,438
Operating lease right-of-use assets, net	74,095	77,217
Goodwill and identifiable intangibles, net	413,634	419,576
Long-term receivables, net and other	402,203	419,351

Total assets	$2,902,725	$2,751,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$773,230	$609,264
Other accrued liabilities	244,883	294,400
Operating lease liabilities	31,191	32,252
Current maturities of long-term debt	100,750	100,750
Borrowings on revolving credit	43,000	53,000

Total current liabilities	1,193,054	1,089,666
Long-term debt	488,091	487,545
Non-current operating lease liabilities	45,217	48,318
Other non-current liabilities	164,381	161,311

Total liabilities	1,890,743	1,786,840
Stockholders’ equity	1,011,982	964,671

Total liabilities and stockholders’ equity	$2,902,725	$2,751,511

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	October 30, 2021	October 24, 2020
Operating activities:
Net income	$81,740	$78,028

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	40,980	38,881
Gains on investments	(87,827)	—
Non-cash employee compensation	13,497	16,660
Non-cash losses (gains) and other, net	3,974	5,976
Change in assets and liabilities:
Receivables	(583,939)	(505,535)
Inventory	(90,728)	58,238
Accounts payable	165,250	(179,276)
Accrued liabilities	(56,029)	24,555
Other changes from operating activities, net	(25,932)	39,469

Net cash used in operating activities	(539,014)	(423,004)

Investing activities:
Additions to property and equipment	(15,503)	(14,370)
Collection of deferred purchase price receivables	585,647	408,907
Acquisitions, net of cash acquired	(19,793)	—
Sale of investments	57,245	396

Net cash provided by investing activities	607,596	394,933

Financing activities:
Dividends paid	(50,407)	(25,009)
(Payment) draw on revolving credit	(10,000)	111,000
Other financing activities	1,959	631

Net cash (used in) provided by financing activities	(58,448)	86,622
Effect of exchange rate changes on cash	774	2,986

Net change in cash and cash equivalents	10,908	61,537
Cash and cash equivalents at beginning of period	143,244	77,944

Cash and cash equivalents at end of period	$154,152	$139,481

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	October 30, 2021	October 24, 2020[1]	Total Sales Growth	Foreign Exchange Impact	53rd Week	Other [2]	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,344,812	$1,241,586	8.3%	1.0%	—%	(3.8)%	11.1%
Equipment and software	223,813	220,227	1.6	0.5	—	—	1.1
Value-added services and other	80,536	91,355	(11.8)	0.7	—	(0.1)	(12.4)

Total	$1,649,161	$1,553,168	6.2%	0.9%	—%	(3.0)%	8.3%

Dental
Consumable	$356,654	$357,849	(0.3)%	0.5%	—%	—%	(0.8)%
Equipment and software	193,437	198,181	(2.4)	0.6	—	—	(3.0)
Value-added services and other	72,124	75,718	(4.7)	0.3	—	—	(5.0)

Total	$622,215	$631,748	(1.5)%	0.5%	—%	—%	(2.0)%

Animal Health
Consumable	$988,158	$883,737	11.8%	1.3%	—%	(5.3)%	15.8%
Equipment and software	30,376	22,046	37.8	—	—	—	37.8
Value-added services and other	8,933	8,394	6.4	4.7	—	(1.5)	3.2

Total	$1,027,467	$914,177	12.4%	1.3%	—%	(5.1)%	16.2%

Corporate
Value-added services and other	$(521)	$7,243	n/m	—%	—%	—%	n/m

Total	$(521)	$7,243	n/m	—%	—%	—%	n/m

[1]	Certain sales were reclassified between categories to conform to the current period presentation.
[2]

Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and six months ended October 30, 2021. Other represents the impact of this change in revenue recognition, as well as the impact of an acquisition on sales during the three and six months ended October 30, 2021.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

	October 30, 2021	October 24, 2020[1]	Total Sales Growth	Foreign Exchange Impact	53rd Week	Other[2]	Internal Sales Growth
Six Months Ended

Consolidated net sales
Consumable	$2,686,486	$2,286,567	17.5%	1.8%	4.3%	(3.8)%	15.2%
Equipment and software	407,265	349,658	16.5	1.0	3.5	—	12.0
Value-added services and other	170,286	162,780	4.6	1.2	3.0	(0.1)	0.5

Total	$3,264,037	$2,799,005	16.6%	1.7%	4.1%	(3.1)%	13.9%

Dental
Consumable	$733,230	$614,452	19.3%	1.0%	4.5%	—%	13.8%
Equipment and software	350,403	311,198	12.6	1.1	3.3	—	8.2
Value-added services and other	145,449	136,393	6.6	0.5	2.9	—	3.2

Total	$1,229,082	$1,062,043	15.7%	1.0%	3.9%	—%	10.8%

Animal Health
Consumable	$1,953,256	$1,672,115	16.8%	2.1%	4.2%	(5.2)%	15.7%
Equipment and software	56,862	38,460	47.8	—	5.1	—	42.7
Value-added services and other	20,139	15,755	27.8	8.0	5.2	(1.2)	15.8

Total	$2,030,257	$1,726,330	17.6%	2.1%	4.2%	(5.1)%	16.4%

Corporate
Value-added services and other	$4,698	$10,632	(55.8)%	—%	—%	—%	(55.8)%

Total	$4,698	$10,632	(55.8)%	—%	—%	—%	(55.8)%

[1]	Certain sales were reclassified between categories to conform to the current period presentation.
[2]

Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and six months ended October 30, 2021. Other represents the impact of this change in revenue recognition, as well as the impact of an acquisition on sales during the three and six months ended October 30, 2021.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 30, 2021	October 24, 2020	October 30, 2021	October 24, 2020
Operating income (loss)
Dental	$55,570	$72,957	$54,484	$110,726
Animal Health	26,135	17,591	49,940	34,990
Corporate	(18,845)	(16,842)	(81,093)	(34,138)

Total	$62,860	$73,706	$23,331	$111,578

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended October 30, 2021	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$62,860	$9,614	$1,863	$—	$—	$—	$74,337
Other income (expense), net	1,283	—	—	—	—	—	1,283

Income before taxes	64,143	9,614	1,863	—	—	—	75,620
Income tax expense	16,205	2,269	466	—	—	—	18,940

Net income	47,938	7,345	1,397	—	—	—	56,680
Net loss attributable to noncontrolling interests	(392)	—	—	—	—	—	(392)

Net income attributable to Patterson Companies, Inc.	$48,330	$7,345	$1,397	$—	$—	$—	$57,072

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.49	$0.07	$0.01	$—	$—	$—	$0.58

Operating income as a % of sales	3.8%						4.5%
Effective tax rate	25.3%						25.0%

For the three months ended October 24, 2020	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$73,706	$9,250	$—	$—	$—	$—	$82,956
Other income (expense), net	(3,158)	—	—	—	—	—	(3,158)

Income before taxes	70,548	9,250	—	—	—	—	79,798
Income tax expense	16,722	2,199	—	—	—	—	18,921

Net income	53,826	7,051	—	—	—	—	60,877
Net loss attributable to noncontrolling interests	(234)	—	—	—	—	—	(234)

Net income attributable to Patterson Companies, Inc.	$54,060	$7,051	$—	$—	$—	$—	$61,111

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.56	$0.07	$—	$—	$—	$—	$0.63

Operating income as a % of sales	4.7%						5.3%
Effective tax rate	23.7%						23.7%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the six months ended October 30, 2021	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$23,331	$19,155	$4,245	$36,000	$49,194	$—	$131,925
Other income (expense), net	85,338	—	—	—	—	(87,827)	(2,489)

Income before taxes	108,669	19,155	4,245	36,000	49,194	(87,827)	129,436
Income tax expense	26,929	4,506	1,061	8,460	12,308	(22,396)	30,868

Net income	81,740	14,649	3,184	27,540	36,886	(65,431)	98,568
Net loss attributable to noncontrolling interests	(586)	—	—	—	—	—	(586)

Net income attributable to Patterson Companies, Inc.	$82,326	$14,649	$3,184	$27,540	$36,886	$(65,431)	$99,154

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.84	$0.15	$0.03	$0.28	$0.37	$(0.67)	$1.01

Operating income as a % of sales	0.7%						4.0%
Effective tax rate	24.8%						23.8%

For the six months ended October 24, 2020	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$111,578	$18,503	$—	$—	$—	$—	$130,081
Other income (expense), net	(7,815)	—	—	—	—	—	(7,815)

Income before taxes	103,763	18,503	—	—	—	—	122,266
Income tax expense	25,735	4,400	—	—	—	—	30,135

Net income	78,028	14,103	—	—	—	—	92,131
Net loss attributable to noncontrolling interests	(439)	—	—	—	—	—	(439)

Net income attributable to Patterson Companies, Inc.	$78,467	$14,103	$—	$—	$—	$—	$92,570

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.82	$0.15	$—	$—	$—	$—	$0.96

Operating income as a % of sales	4.0%						4.6%
Effective tax rate	24.8%						24.6%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

FREE CASH FLOW

(In thousands)

(Unaudited)

	Six Months Ended
	October 30, 2021	October 24, 2020
Net cash used in operating activities	$(539,014)	$(423,004)
Additions to property and equipment	(15,503)	(14,370)
Collection of deferred purchase price receivables	585,647	408,907

Free cash flow	$31,130	$(28,467)